Exhibit 99.1

5600 Cox Road Glen Allen, VA 23060 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
October 25, 2006	SVP - Investor Relations	SVP - Corporate Communications
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LANDAMERICA REPORTS THIRD QUARTER 2006 RESULTS

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces preliminary operating results for the third quarter and the nine months ended September 30, 2006.

	Third Quarter 2006	Third Quarter 2005
(as restated*)
Operating revenue	$954.2 Million	$1,016.3 Million
Net income	$15.2 Million	$42.4 Million
Net income per diluted share	$0.89	$2.35

	Nine Months 2006	Nine Months 2005
(as restated*)
Operating revenue	$2,827.6 Million	$2,782.2 Million
Net income	$64.5 Million	$105.8 Million
Net income per diluted share	$3.69	$5.91

*
As previously announced, the Company restated certain historical results because of an error in the calculation of its claims provision. Prior to the correction, net income for third quarter 2005 and the first nine months of 2005 was understated by $0.8 million and $6.3 million, respectively. All information in this release regarding 2005 results includes the effect of such restatement.

FINANCIAL HIGHLIGHTS

•
Consolidated operating revenue decreased $62.1 million, or 6.1%, in third quarter 2006 from third quarter 2005 due to a softening real estate market. Total estimated mortgage originations as reported by the Mortgage Bankers Association declined 28.7% in third quarter 2006 from third quarter 2005.

•
Operating revenue for the Lender Services segment decreased from $62.9 million in third quarter 2005 to $59.6 million in third quarter 2006 primarily due to declines in the real estate market that impacted the title and closing and credit services businesses.

•
Claims provision as a percentage of operating revenue for the Title Operations segment increased from 5.3% in third quarter 2005 to 8.0% in third quarter 2006 due to upward development in the 2001 through 2005 policy years. Absent any further unanticipated increases in claims payments on prior policy years, we expect that our claims provision ratio for 2006 will be more in line with recent claims provision ratios.

•
Net income decreased $27.2 million, or 64.2%, in third quarter 2006 from third quarter 2005 due to a softening real estate market and an adjustment to the claims provision. Additionally, included in results for third quarter 2005 was the write-down of the customer relationship intangible in the Lender Services segment of $37.6 million, or $22.6 million after taxes.

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•
The Company successfully completed the merger of Capital Title Group, Inc. (“CTG”), strengthening the Company’s presence in the key markets of California, Nevada and Arizona as well as adding scale to the Lender Services platform.

•	Direct operating revenue per direct closed order was $2,022 in third quarter 2006 compared to $1,621 in third quarter 2005.

•	Direct orders opened were approximately 266,900 in third quarter 2006 compared to approximately 341,900 in third quarter 2005, or a decrease of 21.9%.

•
During the third quarter 2006, the Company repurchased approximately 54,000 of its shares for $3.5 million, at an average price of $65.79 per share, which brings the program-to-date share repurchases to 492,000 shares. At September 30, 2006, the Company had approximately 758,000 shares remaining in its authorized repurchase program.

Commenting on the Company’s performance, President and Chief Executive Officer Theodore L. Chandler, Jr. said, “The softening of the real estate market combined with a claims reserve adjustment has negatively impacted the results for the quarter. Our leadership team is experienced at managing through the cycle and is actively and aggressively adjusting our costs to the softening market conditions. Our national market share position, which is reported on a quarter lag, improved from 17.9% in second quarter 2005 to 18.5% in second quarter 2006. We are pleased about the completion of our purchase of Capital Title Group which brings us a strong talent pool, a track record of profitability, and greater presence in Lender Services, especially in key western states."

SEGMENT RESULTS

Based on changes in the organizational structure and combination of service offerings in the Lender Services segment, the Company has reclassified its LandAmerica OneStop operation, which provides title and closing services to national lenders, from the Title Operations segment to the Lender Services segment. Amounts from 2005 have been reclassified to conform to the 2006 presentation.

On September 8, 2006, the Company completed the merger of CTG, a title insurance underwriter, agent, and settlement services provider based in Scottsdale, Arizona. Under the terms of the merger agreement, the Company acquired 100 percent of CTG’s common stock for $252.3 million, which consisted of $202.6 million of cash, including direct transaction costs, and $49.7 million of the Company’s common stock, which represented 775,576 shares. The merger is expected to be accretive to the Company’s earnings in 2007 by 2 to 3 percent.

Title Operations

Operating revenue from direct title operations decreased $61.1 million, or 14.5%, in third quarter 2006 from third quarter 2005 and decreased $49.7 million, or 4.4%, in the first nine months of 2006 from the comparable period in 2005. Before the impact of the CTG merger, operating revenue from direct operations decreased $74.9 million, or 17.7%, in third quarter 2006 from third quarter 2005 and decreased $63.5 million, or 5.6%, in the first nine months of 2006 compared to the first nine months of 2005. Direct operating revenue during third quarter 2006 was negatively impacted by the decline in order volume from softening in the real estate market, partially offset by an increase in the average direct operating revenue per direct closed order. Direct operating revenue for the first nine months of 2006 was impacted by the decline in order volume, offset in part by an increase in the direct operating revenue per direct closed order and strong commercial activity.

Closed orders from the Company’s direct title operations decreased 27.9% in third quarter 2006 from third quarter 2005 while the direct operating revenue per direct closed order increased approximately 18.6%. Closed orders decreased 20.5% in the first nine months of 2006 compared to the prior year period while the direct operating revenue per direct closed order increased 20.3%. Before the impact of the CTG merger, closed orders from direct title operations decreased 30.6% in third quarter 2006 from third quarter 2005 and 21.5% in the first nine months of 2006 from the comparable period in 2005.

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Revenue from direct title commercial operations was $89.2 million in third quarter 2006 compared to $90.3 million in third quarter 2005, a decrease of 1.2%, and $274.7 million in the first nine months of 2006 compared to $246.7 million in the first nine months of 2005, an increase of 11.3%.

Operating revenue from agency title operations was $503.6 million in third quarter 2006 and third quarter 2005. Operating revenue from agency title operations increased $112.4 million, or 8.2%, in the first nine months of 2006 over the first nine months of 2005. Growth in agency business, particularly in certain southeastern markets, contributed to the increase in agency revenue year over year. Agents’ commissions as a percent of agency revenue were approximately 80% in the third quarters of 2006 and 2005 and the first nine months of 2006 and 2005.

The claims provision as a percent of operating revenue for the Title Operations segment was 8.0% in third quarter 2006 compared to 5.3% in third quarter 2005 and 6.3% in the first nine months of 2006 compared to 5.3% in the first nine months of 2005. The increase in the claims provision ratio was primarily due to upward development in the 2001 through 2005 policy years.

Salary and employee benefit costs decreased $16.5 million, or 6.6%, in third quarter 2006 compared to third quarter 2005 and increased $2.4 million, or 0.3%, in the first nine months of 2006 compared to the first nine months of 2005. As a percent of operating revenue, salary and employee benefit costs were 27.1% for the third quarters of 2006 and 2005 and 27.4% for the first nine months of 2006 compared to 28.0% for the first nine months of 2005. Before the impact of the CTG merger, salary and employee benefit costs decreased $25.3 million, or 10.1%, in third quarter 2006 from third quarter 2005 and decreased $6.4 million, or 0.9%, in the first nine months of 2006 from the comparable period in 2005.

Other expenses increased $2.3 million, or 1.9%, in third quarter 2006 over third quarter 2005 due primarily to the CTG merger. Other expenses decreased $0.5 million in the first nine months of 2006 from the first nine months of 2005. Other expenses in the first nine months of 2005 included accrued legal costs related to captive reinsurance inquiries and other litigation settlements of $29.3 million.

Pretax earnings for the Title Operations segment were $48.4 million in third quarter 2006 compared to $112.4 million in third quarter 2005 and $171.8 million in the first nine months of 2006 compared to $220.6 million in the first nine months of 2005. Pretax earnings margin was 5.5% in third quarter 2006 compared to 11.9% in third quarter 2005 and 6.5% in the first nine months of 2006 compared to 8.7% in the first nine months of 2005. The pretax earnings margins quarter over quarter and year over year were negatively impacted by a softening real estate market, a shift in the mix of business from direct to agency, and a higher claims provision ratio.

Lender Services

Operating revenue decreased $3.3 million, or 5.2%, in third quarter 2006 compared to third quarter 2005. Results for third quarter 2006 were impacted by declines in the title and closing business and credit services business, offset in part by growth in the default and loan subservicing businesses and the impact of acquisitions. Before the impact of acquisitions, operating revenue decreased $7.6 million, or 12.1%, in third quarter 2006 compared to third quarter 2005.

Operating revenue decreased $28.9 million, or 14.0%, in the first nine months of 2006 compared to the first nine months of 2005. Excluding the impact of acquisitions, operating revenue decreased $33.4 million, or 16.2%, in the first nine months of 2006 compared to the first nine months of 2005. Results for the first nine months of 2005 included accelerated deferred revenue related to the Company’s tax and flood business of $32.7 million. Before the impact of the recognition of accelerated revenue in 2005 and the impact of acquisitions in 2006, the decrease in the first nine months of 2006 as compared to the first nine months of 2005 was primarily due to a decline in the credit services business, partially offset by growth in the default and loan subservicing businesses.

Pretax earnings for the Lenders Services segment were approximately $3.4 million in third quarter 2006 compared to a pretax loss of $(34.0) million in third quarter 2005 and pretax earnings of $12.2 million in the first nine months of 2006 compared to $0.3 million in the first nine months of 2005. Included in the results for the third quarter 2005 was the write-off of a portion of the customer relationship intangible asset of $37.6 million related to the 2003 acquisition of the tax and flood business.

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Financial Services

The Financial Services segment had pretax earnings of $4.1 million in third quarter 2006 compared to $3.7 million in third quarter 2005 and pretax earnings of $12.5 million in the first nine months of 2006 compared to $9.4 million in the first nine months of 2005. These increases were primarily due to growth in the segment’s loan and investment portfolio which exceeded the increase in its interest-bearing deposits.

Corporate and Other

The Corporate and Other segment includes unallocated corporate expenses, residential home warranty and inspection businesses, and commercial appraisals and assessments businesses. Operating revenue for the Corporate and Other segment increased by approximately $2.5 million, or 9.4%, in third quarter 2006 over third quarter 2005 and increased by $11.7 million, or 16.3%, in the first nine months of 2006 over the same period in 2005. The increase in operating revenue in third quarter 2006 over third quarter 2005 was due in part to strong commercial business. The increase in operating revenue for the first nine months of 2006 over the comparable period in 2005 was due primarily to strong commercial business and increased revenue in the home warranty business.

Direct non-title commercial revenue was $15.3 million in third quarter 2006 compared to $14.0 million in third quarter 2005. Direct non-title commercial revenue was $41.8 million in the first nine months of 2006 compared to $36.3 million in the first nine months of 2005.

Pretax losses were $(31.3) million in third quarter 2006 compared to $(18.3) million in third quarter 2005 and $(96.0) million in the first nine months of 2006 compared to $(61.1) million in the first nine months of 2005. The increase in pretax losses in third quarter 2006 from third quarter 2005 was due in part to higher personnel costs, increased investments in technology resources and relocation and related exit costs of our corporate offices of $3.8 million. The increase in pretax losses in the first nine months of 2006 from the prior year period was due in part to the write-down of the corporate offices building of $10.2 million, and relocation and related exit costs of our corporate offices of $5.2 million. In addition, the Company incurred higher personnel costs from investment in technology resources due in part to the implementation of an initiative to achieve a unified technology platform, which the Company refers to as “Project Fusion.”

The change in the effective tax rate in the first nine months of 2006 of 35.8%, compared to the effective tax rate in the first nine months of 2005 of 37.5%, was due to the mix of state income tax expenses (benefits).

CONFERENCE CALL

The Company will host a conference call for analysts and shareholders on Thursday, October 26, 2006, at 10:00 AM ET to discuss preliminary third quarter 2006 results. Those wishing to participate in the conference call should dial 1-877-407-0782 prior to the beginning of the call and request to be connected to the LandAmerica conference. Additionally, the call will be simultaneously broadcast over the internet via LandAmerica’s website (www.landam.com); click Investor Information>Financial Information> Webcast events. The audio archive of the call can be accessed, starting two hours after completion of the live call through November 26, 2006, via LandAmerica’s website.

About LandAmerica Financial Group, Inc.
LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 1,000 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe. LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies and is ranked as a Fortune 500 and Forbes Platinum 400 company.

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Segment Results
(In millions)

	Quarter Ended September 30, 2006
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$361.6	$59.6	$0.2	$29.2	$450.6
Agency revenue	503.6	-	-	-	503.6
Total operating revenue	865.2	59.6	0.2	29.2	954.2
Investment income	22.8	1.7	10.1	3.2	37.8
Total revenue	888.0	61.3	10.3	32.4	992.0
Agents’ commissions	404.6	-	-	-	404.6
Salaries and employee benefits	234.3	23.4	0.6	22.6	280.9
Claims provision	69.2	1.4	-	4.3	74.9
Amortization of intangibles	3.3	2.6	-	0.9	6.8
Depreciation	6.1	1.4	-	1.0	8.5
Write-off of intangible and other long-lived assets	-	-	-	0.5	0.5
Other expenses	122.1	29.1	5.6	34.4	191.2
Operating income before taxes	$48.4	$3.4	$4.1	$(31.3)	$24.6

	Quarter Ended September 30, 2005 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$422.7	$62.9	$0.4	$26.7	$512.7
Agency revenue	503.6	-	-	-	503.6
Total operating revenue	926.3	62.9	0.4	26.7	1,016.3
Investment income	16.9	0.6	7.8	3.9	29.2
Total revenue	943.2	63.5	8.2	30.6	1,045.5
Agents’ commissions	402.7	-	-	-	402.7
Salaries and employee benefits	250.8	23.1	0.6	18.6	293.1
Claims provision	49.3	1.8	-	3.1	54.2
Amortization of intangibles	2.9	3.8	-	0.9	7.6
Depreciation	5.3	1.0	-	1.1	7.4
Write-off of intangible and other long-lived assets	-	37.6	-	-	37.6
Other expenses	119.8	30.2	3.9	25.2	179.1
Operating income before taxes	$112.4	$(34.0)	$3.7	$(18.3)	$63.8

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Segment Results
(In millions)

	Nine Months Ended September 30, 2006
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$1,079.1	$177.1	$0.7	$83.6	$1,340.5
Agency revenue	1,487.1	-	-	-	1,487.1
Total operating revenue	2,566.2	177.1	0.7	83.6	2,827.6
Investment income	57.4	4.4	28.9	8.7	99.4
Total revenue	2,623.6	181.5	29.6	92.3	2,927.0
Agents’ commissions	1,191.9	-	-	-	1,191.9
Salaries and employee benefits	703.1	71.5	1.8	70.0	846.4
Claims provision	161.9	4.4	-	9.9	176.2
Amortization of intangibles	8.8	7.8	0.1	2.7	19.4
Depreciation	17.3	3.7	-	2.6	23.6
Write-off of intangible and other long-lived assets	-	-	-	10.2	10.2
Other expenses	368.8	81.9	15.2	92.9	558.8
Operating income before taxes	$171.8	$12.2	$12.5	$(96.0)	$100.5

	Nine Months Ended September 30, 2005 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$1,128.8	$206.0	$0.8	$71.9	$1,407.5
Agency revenue	1,374.7	-	-	-	1,374.7
Total operating revenue	2,503.5	206.0	0.8	71.9	2,782.2
Investment income	43.0	2.0	20.9	10.1	76.0
Total revenue	2,546.5	208.0	21.7	82.0	2,858.2
Agents’ commissions	1,098.9	-	-	-	1,098.9
Salaries and employee benefits	700.7	67.4	1.8	53.4	823.3
Claims provision	133.4	3.9	-	8.4	145.7
Amortization of intangibles	8.2	11.4	0.2	2.5	22.3
Depreciation	15.4	3.1	-	3.4	21.9
Write-off of intangible and other long-lived assets	-	37.6	-	-	37.6
Other expenses	369.3	84.3	10.3	75.4	539.3
Operating income before taxes	$220.6	$0.3	$9.4	$(61.1)	$169.2

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Summary of Operations
(In millions, except per share data and order information)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
		(as restated)		(as restated)
Operating revenue	$954.2	$1,016.3	$2,827.6	$2,782.2
Investment and other income	31.7	27.3	93.9	73.0
Net realized investment gains	6.1	1.9	5.5	3.0
TOTAL REVENUE	992.0	1,045.5	2,927.0	2,858.2
Agents’ commissions	404.6	402.7	1,191.9	1,098.9
Salaries and employee benefits	280.9	293.1	846.4	823.3
General, administrative and other	176.0	165.5	517.5	503.9
Provision for policy and contract claims	74.9	54.2	176.2	145.7
Premium taxes	12.4	12.2	34.7	32.5
Interest expense	11.3	8.8	30.2	24.8
Amortization of intangibles	6.8	7.6	19.4	22.3
Write-off of intangible and other long-lived assets	0.5	37.6	10.2	37.6
TOTAL EXPENSES	967.4	981.7	2,826.5	2,689.0
Income before income taxes	24.6	63.8	100.5	169.2
Income tax expense	9.4	21.4	36.0	63.4
Net income	$15.2	$42.4	$64.5	$105.8
Net income per common share	$0.92	$2.41	$3.82	$5.98
Weighted average number of common shares outstanding	16.6	17.6	16.9	17.7
Net income per common share assuming dilution	$0.89	$2.35	$3.69	$5.91
Weighted average number of common shares outstanding assuming dilution	17.1	18.0	17.5	17.9
Other selected information:
Cash flow from operations	$93.5	$146.0	$122.9	$267.5
Direct orders opened (in thousands):
July	81.7	108.9
August	94.2	124.5
September	91.0	108.5
Total direct orders opened	266.9	341.9	804.9	980.5
Total direct orders closed	189.2	277.2	573.9	733.4

	September 30,	December 31,
	2006	2005

Cash and investments	$2,329.7	$1,843.8
Total assets	4,511.7	3,695.0
Policy and contract claims	765.8	697.6
Notes payable	686.7	479.3
Deferred service arrangements	223.1	211.2
Shareholders’ equity	1,365.3	1,278.5
Tangible book value per share attributable to common shareholders	24.57	31.11
Book value per share attributable to intangibles	52.16	42.83
Book value per share attributable to common shareholders	76.73	73.94

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Reconciliation of Non-GAAP Measures
(Dollars in millions)

EBITDA
The Company has refined its measurement for the evaluation of its results to the basis of earnings before interest, taxes, depreciation, and amortization (“EBITDA”). EBITDA is not a measure of performance defined by GAAP and should not be considered in isolation or as a substitute for cash flows provided by (used in) operating activities which has been prepared in accordance with GAAP. EBITDA, as presented, may not be comparable to the calculation of similarly titled measures reported by other companies. Management believes that EBITDA provides useful information to investors because it is an indicator of the Company’s operating performance. Reconciliations of these financial measures to the Company’s net income are as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
		(as restated)		(as restated)

EBITDA	$51.2	$87.6	$173.7	$238.2
Deduct:
Interest	11.3	8.8	30.2	24.8
Tax expense	9.4	21.4	36.0	63.4
Depreciation expense	8.5	7.4	23.6	21.9
Amortization expense	6.8	7.6	19.4	22.3
Net Income	15.2	42.4	64.5	105.8

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from anticipated results, performance or achievements, expressed or implied by such forward-looking statements.  Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) changes to the participants in the secondary mortgage market could affect the demand for title insurance products; (iii) the Company is subject to government regulation; (iv) heightened regulatory scrutiny of the Company and the title insurance industry, including the pricing of title insurance products and services, could materially and adversely affect its business, operating results, and financial condition; (v) the Company may not be able to fuel its growth through acquisitions; (vi) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vii) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (vii) competition in the Company’s industry affects its revenue; (ix) significant industry changes and new product and service introductions require timely and cost-effective responses; (x) the Company’s litigation risks include substantial claims by large classes of claimants; (xi) key accounting and essential product delivery systems are concentrated in a few locations; (xii) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan, and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xiii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; and (xiv) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition.  For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission.  This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.
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